UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2007

MIVA, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	0-30428	88-0348835
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5220 Summerlin Commons Boulevard Fort Myers, Florida	33907
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (239) 561-7229

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry Into a Material Definitive Agreement.

On May 11, 2007, MIVA, Inc. (the “Company”), entered into a master services agreement (the “Master Services Agreement”) with Perot Systems Corporation (“Perot Systems”), pursuant to which the Company will outsource certain of its information technology infrastructure services, application development and maintenance, MIVA Media US support services, and transactional accounting functions.

The Master Services Agreement has a term of 84 calendar months commencing June 1, 2007, unless earlier terminated or extended pursuant to its terms. Aggregate fees payable by the Company to Perot Systems under the Master Services Agreement are expected to be approximately $40 million.

As a result of the Master Services Agreement, the Company’s active employee base is expected to decline by approximately 50 employees and the full workforce reduction is expected to be completed by the end of September 2007. It is anticipated that approximately 29 MIVA employees will transition to become employees of Perot Systems.

With respect to the workforce reductions, the Company expects to incur total restructuring charges in the quarter ended June 30, 2007 related to one-time employee severance and related costs of approximately $0.3 million.

This Current Report on Form 8-K contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as “will,” “plan,” “intend,” “anticipate,” “believe” or “expect’” or variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond the Company’s control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including (1) the anticipated fees payable to Perot Systems, (2) the expected decline in the Company’s active employee base, (3) the timing of completion of the workforce reduction, and (4) the estimated charges for the restructuring and the timing of the recording thereof. Additional key risks are described the Company’s reports filed with the U.S. Securities and Exchange Commission, including the Form 10-K for fiscal 2005, and the most recently filed quarterly report on Form 10-Q. The Company undertakes no obligation to update the information contained herein.

Item 2.05. Costs Associated with Exit or Disposal Activities.

The information provided in Item 1.01 Entry Into a Material Definitive Agreement is incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated May 14, 2007, entitled “MIVA Announces Outsourcing and Optimization Plan.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIVA, Inc.

Date: May 14, 2007

By: /s/ Peter A. Corrao
Peter A. Corrao
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated May 14, 2007, entitled “MIVA Announces Outsourcing and Optimization Plan.”